As filed with the Securities and Exchange Commission on July 26, 2006
Registration No. 333-115407

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1385548
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12900 Snow Road
Parma, Ohio 44130
(216) 676-2426
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant's Principal Executive Offices)

Gary R. Whitaker, Esq.
General Counsel, Vice President and Secretary
GrafTech International Ltd.
12900 Snow Road
Parma, Ohio 44130
(216) 676-2426
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to:
M. Ridgway Barker, Esq.
Kelley Drye & Warren LLP
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
(203) 324-1400

        Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

DEREGISTRATION OF SECURITIES

        GrafTech International Ltd. (the “Registrant”) is filing this post-effective amendment to deregister securities registered for resale by our directors and officers on Registration Statement on Form S-3, No. 333-115407 (the “Registration Statement”). The Registration Statement registered 4,491,247 shares (the “Shares”) of our common stock, par value $0.01 per share. All Shares which remain unsold under the Registration Statement are hereby deregistered. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement. Concurrently herewith, we will register all Shares held by current officers and directors which remain unsold under the Registration Statement, together with certain Shares issued pursuant to restricted stock grants, on a Registration Statement on Form S-3, No. 333-135389, for the purpose of consolidating and updating such registration statements.

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Item 16.    Exhibits and Financial Statement Schedules

    (a)        The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit

4.4.0(1)	Rights Agreement dated as of August 7, 1998 between GTI and The Bank of New York, as Rights Agent (including Form of Rights Certificate).

4.4.1(2)	Amendment No. 1 to such Rights Agreement dated as of November 1, 2000.

4.4.2(3)	Amendment No. 2 to such Rights Agreement dated as of May 21, 2002.

4.5(4)	Form of specimen certificate representing common stock, par value $.01 per share, of GTI.

4.8(5)	Registration Rights Agreement, dated January 22, 2004, among GTI, the Subsidiary Guarantors and the Initial Purchasers.

5.1*	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

23.1*	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney for R. Eugene Cartledge.

24.2	Power of Attorney for Mary B. Cranston.

24.3	Power of Attorney for John R. Hall.

24.4	Power of Attorney for Ferrell P. McClean.

24.5	Power of Attorney for Michael C. Nahl.

24.6	Power of Attorney for Craig S. Shular.

24.7	Power of Attorney for Harold E. Layman.

24.8	Power of Attorney for Frank A. Riddick, III.

__________________
* Previously filed

(1)	Incorporated by reference to the annual report of the registrant on Form 10-K for the year ended December 31, 1998 (File No. 1-13888).

(2)	Incorporated by reference to the annual report of the registrant on Form 10-K for the year ended December 31, 2001 (File No. 1-13888).

(3)	Incorporated by reference to quarterly report of the registrant on Form 10-Q for the quarter ended June 30, 2002 (File No. 1-13888).

(4)	Incorporated by reference to the registration statement of the registrant on Form S-3 (Registration No. 333-108039). (5) Incorporated by reference to the annual report of the registrant on Form 10-K for the year ended December 31, 2003 (File No.1-13888).

(5)	Incorporated by reference to the annual report of the registrant on Form 10-K for the year ended December 31, 2003 (File No.1-13888).

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    (b)        Financial Statement Schedules

    All schedules are omitted as the required information is inapplicable or the information is presented in the Consolidated Financial Statements or Notes thereto.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parma, State of Ohio, on the 25th day of July, 2006.

GRAFTECH INTERNATIONAL LTD. By: /s/ Mark Widmar Name: Mark Widmar Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
* Craig S. Shular	Chief Executive Officer, President and Director (Principal Executive Officer)	July 25, 2006
/s/ Mark Widmar Mark Widmar	Chief Financial Officer and Vice President (Principal Accounting Officer)	July 25, 2006
* R. Eugene Cartledge	Director	July 25, 2006
* Mary B. Cranston	Director	July 25, 2006
* John R. Hall	Director	July 25, 2006
* Harold E. Layman	Director	July 25, 2006
* Ferrell P. McClean	Director	July 25, 2006
* Michael C. Nahl	Director	July 25, 2006
* Frank A. Riddick, III	Director	July 25, 2006

*By /s/ Mark Widmar Mark Widmar, Chief Financial Officer, as Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder (previously filed).

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1) (previously filed).

23.2	Consent of Deloitte & Touche LLP (previously filed).

24.1	Power of Attorney for R. Eugene Cartledge.

24.2	Power of Attorney for Mary B. Cranston.

24.3	Power of Attorney for John R. Hall.

24.4	Power of Attorney for Ferrell P. McClean.

24.5	Power of Attorney for Michael C. Nahl.

24.6	Power of Attorney for Craig S. Shular.

24.7	Power of Attorney for Harold E. Layman.

24.8	Power of Attorney for Frank A. Riddick, III.

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